Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this amendment No. 1 to the Registration Statement on Form F-1 of Sol-Gel Technologies Ltd. of our report dated March 30, 2017 relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts" in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
September 6, 2017
Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International
Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il